CSW Energy, Inc.

                              Statements of Income

               For the Twelve Months Ended June 30, 2000 and 1999

                                   (Unaudited)

                                    ($000's)

                                                      2000               1999
                                                      ----               ----

OPERATING REVENUE:
  Electric revenues                                 $72,579           $ 77,732
  Thermal revenues                                   13,538             41,806
  Equity in Income from energy projects              17,224             11,988
  Operating and mantenance contract services         10,425              7,454
              Construction contract revenue          61,935             16,721
              Other                                  52,957                627
                                                 -----------       ------------
                          Total operating revenue   228,658            156,328


OPERATING EXPENSES:
              Fuel                                   53,663             68,417
              Operating, maintnance and supplies      9,973             18,591
              Depreciation and amortization           4,104              9,558
              Salaries, wages and benefits           14,999             10,129
              Construction contract expenses         69,873             12,344
              General and administrative             13,460              7,631
              Operating and maintenance
                contract services                     6,381              4,761
                                                 ----------       ------------
                          Total operating expenses  172,453            131,431

INCOME FROM OPERATIONS                               56,205             24,897

OTHER INCOME (EXPENSE)
              Interest income                        38,350             24,998
              Interest expense                      (31,682)           (34,266)
              Other, net                             (1,189)              (315)
                                                  ----------       ------------
                          Total other (expense)       5,479             (9,583)

INCOME  BEFORE INCOME TAXES                          61,684             15,314

PROVISION  FOR INCOME TAXES                          26,002              6,295
                                                  ----------       ------------

               Net income                            35,682              9,019

EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                  -              4,518
                                                   ---------       ------------

                                                    $35,682            $ 4,501
                                                   =========       ============